 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post Effective Amendments No. 10 and 526 to the Registration Statement on Form N-4 No. 333-213127 and 811-05618 of Allianz Life Variable Account B of our reports dated March 25, 2020 and April 3, 2020, relating to the financial statements of Allianz Life Variable Account B and the statutory financial statements of Allianz Life Insurance Company of North America, respectively, which appear in this Registration Statement.  We also consent to the references to us under the headings “Experts”, “Auditor Update”, “Financial Statements”, and “Statutory Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 9, 2020

Consent of Independent Auditors
The Board of Directors
Allianz Life Insurance Company of North America:
We consent to the use of our report dated May 18, 2018 on the statutory statements of operations, capital and surplus, and cash flow of Allianz Life Insurance Company of North America for the year ended December 31, 2017, incorporated by reference herein and to the references to our firm under the headings “Financial Statements” and “Statutory Financial Statements” in the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota
April 9, 2020